SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
              Act of 1934 (Amendment No.          )

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

              GENERAL EMPLOYMENT ENTERPRISES, INC.
        (Name of Registrant as Specified in Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies: __________________________________________________
(2) Aggregate number of securities to which transaction applies:
     ____________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and
          state how it was determined):
          ____________________________________________________________
     (4)  Proposed maximum aggregate value of transaction: ___________
     (5)  Total fee paid: ____________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid: ______________________________________
     (2)  Form, Schedule or Registration Statement No.:_________________
     (3)  Filing Party:_________________________________________________
     (4)  Date Filed: __________________________________________________








              GENERAL EMPLOYMENT ENTERPRISES, INC.

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

              To be held Monday, February 24, 2003



To the Shareholders of

GENERAL EMPLOYMENT ENTERPRISES, INC.

  You are cordially invited to attend the Annual Meeting of Shareholders of General Employment Enterprises, Inc. which will be held in the Lane Room of the Hilton Suites Hotel, 10 Drury Lane, in Oakbrook Terrace, Illinois 60181, on Monday, February 24, 2003, at 9:00 a.m., local time, for the following purposes:

    1.To elect six directors of the Company;
    2.To act upon such other matters as may properly be brought before the meeting.

Shareholders of record at the close of business on December 30, 2002 will be entitled to vote at the meeting.

                                   By Order of the Board of Directors


                                   Nancy C. Frohnmaier
                                   Secretary


Oakbrook Terrace, Illinois
January 17, 2003




                     YOUR VOTE IS IMPORTANT

Even if you plan to attend the Annual Meeting, you are urged to sign, date and promptly return your proxy in the postage paid envelope that is enclosed, so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.











              GENERAL EMPLOYMENT ENTERPRISES, INC.
                     Oakbrook Terrace Tower
                   One Tower Lane, Suite 2100
                   Oakbrook Terrace, IL  60181


                         PROXY STATEMENT
               For Annual Meeting of Shareholders



  This statement and the accompanying proxy card, which are first being sent to shareholders on approximately January 17, 2003, are being furnished in connection with a solicitation of proxies by the Board of Directors of General Employment Enterprises, Inc. (the "Company"), an Illinois corporation, to be voted at the Annual Meeting of Shareholders to be held on Monday, February 24, 2003, at 9:00 a.m., local time, in the Lane Room of the Hilton Suites Hotel, 10 Drury Lane, in Oakbrook Terrace, Illinois 60181.

  The only voting securities of the Company entitled to be voted at the Annual Meeting are the shares of Common Stock, of which there were 5,120,776 outstanding on December 30, 2002, the record date for the Annual Meeting. Shareholders are entitled to one vote for each share held except that, in elections for directors, each shareholder has cumulative voting rights. When voting cumulatively, each shareholder has the number of votes equal to the number of directors to be elected (six) multiplied by the number of his or her shares. Such number of votes may be divided equally among all nominees, may be cumulated for one nominee, or may be distributed on any basis among as many nominees as is desired.

  Each proxy that is properly signed and received before the Annual Meeting will, unless such proxy has been revoked, be voted in accordance with the instructions on such proxy. If no instruction is indicated on the proxy card, the shares will be voted for election of the six nominees for director listed in this proxy statement. Proxies given may be revoked at any time before the voting thereof by delivering to the Company a written statement revoking the proxy or a subsequently dated proxy, or by attending the meeting and voting in person.

  A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of the total outstanding shares of Common Stock of the Company, represented in person or by proxy, will constitute a quorum for purposes of the meeting.
Abstentions or broker non-votes will be treated as shares of Common Stock that are present for purposes of determining the presence of a quorum. The six nominees for director receiving the highest number of votes cast will be elected directors of the Company; abstentions and broker non-votes will have no effect on the vote for the election of directors. "Broker non-votes" refers to a broker or other nominee holding shares for a beneficial owner not voting on a proposal because the broker or other nominee does not have discretionary voting power regarding that item and has not received instructions from the beneficial owner.


                      ELECTION OF DIRECTORS

  Six directors are to be elected at the Annual Meeting, to serve until the 2004 Annual Meeting of Shareholders, or until their successors are elected and qualified. Proxies will be voted, unless otherwise indicated, for the election of the nominees named below. If necessary to elect the nominees named below, proxies will be voted cumulatively.




Nominees

   The following information is furnished with respect to each nominee for election as a director:

               Name and Age of Director Nominees,
         Their Primary Occupation and Other Information

HERBERT F. IMHOFF, JR., age 53 - Director of the Company since 1986; named Chairman of the Board and Chief Executive Officer in July 2001; has been President and Chief Operating Officer since February 1997 and had previously been Executive Vice President since 1986; has served as the Company's general counsel since 1982.

KENT M. YAUCH, age 56 - Director of the Company since July 2001;
was named Vice President in 2001 and has served as Chief
Financial Officer and Treasurer of the Company since 1996; had previously been Treasurer and Controller since 1991.

SHELDON BROTTMAN, age 68 - Director of the Company since 1991; is an attorney, and for more than ten years, has operated a real estate management and development business. Until December 1997, he was President and CEO of Jemm Wholesale Meat Co. in Chicago, Illinois.

DELAIN G. DANEHEY, age 68 - Director of the Company since 1995;
formerly with the auditing firm of Ernst & Young LLP for 31 years, and was a partner when he retired from the firm in 1991.

DENNIS W. BAKER, age 56 - Treasurer of CF Industries, Long Grove, Illinois, a chemical manufacturing company, where he has been employed for more than twenty-five years in various financial capacities. Mr. Baker joined the Company's Board in November 2000.

JOSEPH F. LIZZADRO, age 65 - Chairman Emeritus of L&H Company, Oak Brook, Illinois, an electrical contracting firm, where he had been employed since 1963. Mr. Lizzadro also serves as a director of Harris Bank, Oakbrook Terrace, Illinois, and Florence Corporation, Glendale Heights, Illinois. He joined the Company's Board in November 2000.

  All of the foregoing nominees are currently serving as directors of the Company and all were elected by the shareholders at the last Annual Meeting. Each of the above-named nominees has agreed to serve, if elected.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.


Information Concerning the Board of Directors and its Committees

     The Board of Directors meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board held six meetings during the last fiscal year, and acted once by unanimous written consent. No director of the Company attended fewer than 75% of the total meetings of the Board and Committee meetings on which such Board members served during this period, except for Mr. Baker, who attended four of the six meetings of the Board.

                                2


Executive Committee
  The Board of Directors has an Executive Committee consisting of the Board of Directors as a whole, and meetings of the Committee may be called or requested by the Chairman of the Board or a majority of the directors. The Executive Committee is authorized to act upon all matters requiring Board approval except the declaration of dividends, corporate reorganization, and merger and acquisition decisions. As provided in the By-Laws of the Company, a majority of the directors constitutes a quorum for the purpose of transacting Committee business. No Executive Committee meetings were held in fiscal 2002.

Audit Committee
  The Audit Committee is presently composed of Delain G. Danehey, Chairman; Dennis W. Baker, Sheldon Brottman and Joseph F.
Lizzadro, all of whom are independent (as defined in the Charter for the Audit Committee adopted by the Board of Directors May 15,
2000), non-employee directors of the Company.  The Audit
Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, its financial reporting and its internal accounting controls. In addition, the Audit Committee reviews and approves the scope of the annual audit of the Company's books, reviews the findings and recommendations of the independent auditors at the completion of their audit, and approves annual audit fees and the selection of an auditing firm. The Audit Committee met twice during fiscal 2002.

Compensation and Stock Option Committee
  The Compensation and Stock Option Committee is presently composed of Sheldon Brottman, Chairman; Dennis W. Baker, Delain
G. Danehey and Joseph F. Lizzadro. The Committee reviews and establishes the Company's compensation policies and practices, including salary and incentive compensation programs for senior executives of the Company and also oversees the administration of the Company's stock option plans. The Committee has the power to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option, the time or times at which options shall be granted, and the terms of such options. The Compensation and Stock Option Committee met four times during fiscal 2002.

Nominating Committee
  The Board of Directors does not have a standing Nominating Committee.


Nominations for Directors

  The By-Laws of the Company establish procedures for the nomination of candidates for election to the Board of Directors.
The By-Laws provide that the nominations may be made by the Board of Directors or by a committee appointed by the Board of Directors. Any shareholder entitled to vote in the election of directors generally may make nominations for the election of directors to be held at an annual meeting of shareholders, provided that such shareholder has given actual written notice of his intent to make such nomination or nominations to the Secretary of the Company not later than sixty days before the anniversary date of the immediately preceding annual meeting of shareholders. Each such notice must set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings involving any two or more of the shareholders, each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or relating to the Company or its securities or to such nominee's service as a director if elected; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if so elected.

                                3


                EXECUTIVE OFFICERS OF THE COMPANY

  All executive officers are elected annually by the Board of Directors at the first meeting of the Board held following each annual meeting of shareholders, and they hold office until their successors are elected and qualified. The executive officers of the Company are as follows:

Name and Age                   Position and Other Information

HERBERT F. IMHOFF, JR. (53)    Chairman of the Board and
                               Chief Executive Officer, and President
                               and Chief Operating Officer.

MARILYN L. WHITE (52)          Vice President.  Elected Vice
                               President in 1996, she is responsible
                               for the Company's western division.

GREGORY CHRISOS (46)           Vice President.  Elected Vice
                               President of the Company in November
                               1999; he is responsible for the
                               Company's eastern division, and has
                               been Vice President of TRIAD Personnel
                               Services, Inc., the Company's contract
                               services subsidiary, since 1996.

KENT M. YAUCH (56)             Vice President, Chief Financial
                               Officer and Treasurer.

NANCY C. FROHNMAIER (58)       Vice President since 1995 and
                               Corporate Secretary since 1985.


 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Listed in the following table is information concerning persons known to the Company to be beneficial owners of more than five percent of the Company's outstanding Common Stock as of December 30, 2002:

Name and Address              Amount and Nature of          Percent
of Beneficial Owner           Beneficial Ownership          of Class

Estate of Herbert F. Imhoff       1,254,746 (1)              24.50
Herbert F. Imhoff, Jr.,
Mark L. Imhoff and
Brad A. Imhoff,
Independent Co-Executors
One Tower Lane, Suite 2100
Oakbrook Terrace, IL  60181

Herbert F. Imhoff, Jr.            1,438,176 (2)              27.27
One Tower Lane, Suite 2100
Oakbrook Terrace, IL  60181

Mark L. Imhoff                    1,276,661 (3)              24.93
23732 Red Eagle
San Antonio, TX  78258

Brad A. Imhoff                    1,297,596 (3)              25.34
2315 Hazel Court
Naperville, IL  60565

(1) As independent co-executors of the Estate of Herbert F.
    Imhoff, Mr. Imhoff, Jr., Mark L. Imhoff and Brad A. Imhoff, have sole voting and dispositive power over the shares listed. Mark
    L. Imhoff and Brad A. Imhoff are Mr. Imhoff, Jr.'s brothers.
                                   (footnotes continued on next page)

                                4


(2) Includes 10,161 shares held by Mr. Imhoff, Jr.'s son and
    152,193 option shares exercisable by Mr. Imhoff, Jr. within 60 days of record date. Also included in this amount are 1,254,746 shares held by the Estate of Herbert F. Imhoff, with Herbert F. Imhoff, Jr., Mark L. Imhoff and Brad A. Imhoff as independent co-executors with sole voting and dispositive power over these shares.

(3) Includes 1,254,746 shares held by the Estate of Herbert F.
    Imhoff, with Herbert F. Imhoff, Jr., Mark L. Imhoff and Brad A. Imhoff as independent co-executors with sole voting and dispositive power.


  The following information is furnished as of December 30, 2002, to indicate the beneficial ownership of the Company's outstanding Common Stock by each director and each "named executive officer," as defined below, individually, and all executive officers and directors as a group:

                              Amount and Nature of
Name of                       Beneficial Ownership        Percent
Beneficial Owner               of Common Stock*          of Class

Herbert F. Imhoff, Jr.             1,438,176(1)             27.27
Kent M. Yauch                         42,444(2)                **
Sheldon Brottman                      61,851(3)              1.20
Delain G. Danehey                     28,456(3)                **
Dennis W. Baker                        8,460(4)                **
Joseph F. Lizzadro                    17,000(4)                **
Gregory Chrisos                        2,373                   **
Marilyn L. White                           -                   **

All directors and executive        1,676,128(5)             30.98
officers as a group
(nine persons)

* Unless noted otherwise, the named individuals have sole voting and dispositive power over the shares listed.
** Represents less than 1%.

(1) Includes 10,161 shares held by Mr. Imhoff, Jr.'s son and
    152,193 option shares exercisable by Mr. Imhoff, Jr. within 60 days of record date. Also included in this amount are 1,254,746 shares held by the Estate of Herbert F. Imhoff, with Herbert F.
    Imhoff, Jr., Mark L. Imhoff and Brad A. Imhoff as independent co-executors with sole voting and dispositive power over these shares.
(2) Includes 39,444 option shares exercisable within 60 days of record date.
(3) Includes 25,731 option shares exercisable within 60 days of record date.
(4) Includes 5,000 option shares exercisable within 60 days of record date.
(5) Includes 10,161 shares held by Mr. Imhoff, Jr.'s son, 1,254,746 shares held by the Estate of Herbert F. Imhoff, and 289,832 option shares exercisable by members of the group within 60 days of record date.




Section 16(a) Beneficial Ownership Reporting Compliance

  Directors and officers of the Company are required to report to the Securities and Exchange Commission, by a specified date, their transactions related to General Employment Enterprises, Inc. Common Stock. Based solely on review of the copies of these reports furnished to the Company and written representation that no other reports were required, the Company believes that during the 2002 fiscal year, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Lizzadro was late in filing Form 5, and Jan V. Prieto-McCarthy, Assistant Treasurer, was late with a Form 4 filing.

                                5



        COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

  The following table sets forth certain information regarding compensation awarded, earned or paid during each of the Company's last three fiscal years to the individual serving as the Company's Chief Executive Officer during fiscal 2002 and the other three most highly-compensated individuals serving as executive officers at the end of the last completed fiscal year. These individuals are sometimes herein referred to as the "named executive officers."

                   Summary Compensation Table
                                                   Long-Term
                                                  Compensation
                                                    Awards -
Name and                            Annual         Securities   All Other
Principal               Fiscal   Compensation      Underlying    Compen-
Position                 Year   Salary     Bonus    Options*     sation**

Herbert F. Imhoff, Jr.   2002  $435,000   $     -    102,193    $36,750
Chairman and Chief       2001   325,672         -     75,000      2,550
Executive Officer, and   2000   273,460    27,346          -      2,550
President and Chief
Operating Officer

Marilyn L. White         2002  $177,000   $     -     61,098    $ 9,255
Vice President           2001   180,000         -     10,000      2,663
                         2000   170,000    25,000          -      2,550

Gregory Chrisos          2002  $172,083   $     -     56,640    $ 9,069
Vice President           2001   175,000         -     10,000      2,663
                         2000   165,000    15,000          -      2,550

Kent M. Yauch            2002  $157,333   $     -     39,444    $ 8,356
Vice President, Chief    2001   155,833         -      7,500      2,488
Financial Officer and    2000   145,000    10,000          -      2,363
Treasurer

* The number of stock option awards for fiscal 2002 includes options granted pursuant to the Company's 2002 tender offer to exchange previously outstanding stock options. See "Report on Repricing of Stock Options."

** Amounts represent the Company's contributions to the Company's
   401(k) plan and deferred compensation plan.

                                6


Stock Option Grants

     The following table shows all grants of stock options in fiscal 2002 under the 1995, 1997 and 1999 Stock Option Plans, to each named executive officer. The exercise price of all options was equal to the fair market value of the Company's Common Stock on the date of grant.

                Option Grants in Last Fiscal Year
                        Individual Grants

                                     Percent
                                     of Total
                       Number of     Options     Exercise
                       Securities   Granted to   or Base                Grant
                       Underlying   Employees     Price                 Date
                        Options     in Fiscal     (Per     Expiration  Present
Name                    Granted*      Year        Share)      Date     Value**

Herbert F. Imhoff, Jr.  102,193       21.0%       $0.86       8/4/12   $31,680
Marilyn L. White         10,000        2.1         1.25      9/30/11     4,700
Marilyn L. White         51,098       10.5         0.86       8/4/12    15,840
Gregory Chrisos          10,000        2.1         1.25      9/30/11     4,700
Gregory Chrisos          46,640        9.6         0.86       8/4/12    14,458
Kent M. Yauch            10,000        2.1         1.25      9/30/11     4,700
Kent M. Yauch            29,444        6.1         0.86       8/4/12     9,128

* The number of stock option awards for fiscal 2002 includes options granted pursuant to the Company's 2002 tender offer to exchange previously outstanding stock options. See "Report on Repricing of Stock Options." Options are immediately exercisable except those granted to Ms. White and Mr. Chrisos, which are exercisable two years after the date of grant.

** Present value calculations are based on the Black-Scholes option pricing model. The assumptions used for this calculation are an expected option life of 4 years, stock price volatility of 42%, a risk-free interest rate of 2.6% and a dividend yield of 0%.


Stock Option Exercises and Fiscal Year-End Stock Option Values

  The following table shows information with respect to each named executive officer concerning unexercised options held as of September 30, 2002, none of which were in-the-money. No options were exercised by any named executive officer during fiscal 2002.

            Aggregated Fiscal Year-End Option Values

                                   Number of Securities Underlying
                                   Unexercised Options at F/Y End
          Name                     Exercisable       Unexercisable

          Herbert F. Imhoff, Jr.      152,193                -
          Marilyn L. White                  -           61,098
          Gregory Chrisos                   -           56,640
          Kent M. Yauch                39,444                -


                                7


Compensation of Directors

  For the first ten months of the last fiscal year, directors, who were not full-time employees of the Company, were compensated at the rate of $2,000 per month. Effective August 1, 2002, monthly compensation for directors was reduced to $1,000 per month. Compensation for non-employee Executive Committee members is $1,000 per meeting; however, no Executive Committee meetings were held in fiscal
2002.  Since Audit Committee and Compensation and Stock Option
Committee meetings are held in conjunction with regular Board meetings, Committee members receive no additional fee for serving on these Committees.


Employment Agreements

  Herbert F. Imhoff, Jr. has an employment agreement with the Company, effective August 1, 2001, to serve as Chairman of the Board and Chief Executive Officer, and President and Chief Operating Officer. Mr. Imhoff, Jr.'s agreement provides for a three-year term of employment, at a minimum annual base salary of $450,000. Under the terms of the agreement, Mr. Imhoff, Jr. is also eligible to earn an annual performance bonus and is entitled to receive certain perquisites and benefits. In the event the Company would terminate his employment for any reason other than for cause, Mr. Imhoff, Jr. would be entitled to continue to receive compensation and benefits for a period of three years. Effective August 1, 2002, Mr. Imhoff, Jr.s' agreement was amended to reflect his offer to waive 20% of his base salary for an indefinite period of time.

  The Company has employment agreements with Marilyn L. White, Gregory Chrisos and Kent M. Yauch. Under the terms of their agreements, these employees would be entitled to continuation of base salary for a one-year period as well as continuation of certain employee welfare benefits, if their employment were terminated following a change in control of the Company.




Compensation Committee Interlocks and Insider Participation

  No member of the Compensation and Stock Option Committee during fiscal 2002 was ever an officer or employee of the Company. During fiscal 2002, no executive officer of the Company served as a member of the board of directors or compensation committee of any other entity that had any of its executive officers serving on the Company's Board of Directors or Compensation and Stock Option Committee.


Report on Repricing of Stock Options

  The following table sets forth the stock options held by the executive officers which were tendered during the last fiscal year in accordance with a tender offer exchange program. Stock options were exchanged on a one-for-one basis except those having exercise prices above $5.50 per share, which were exchanged on a two-for-one basis. The exercise price of the new options was equal to the closing price of the Company's Common Stock on August 5, 2002, the date of the offer.

                                8


                   Ten-Year Option Repricings

                                                                   Length Of
                                                                   Original
                           Number of   Market                       Option
                          Securities  Price of   Exercise            Term
                             Under-   Stock at   Price at          Remaining
                             lying     Time of   Time of           at Date of
                            Options    Repric-    Repric-   New    Repricing
                            Repriced    ing or    ing or    Exer-   or Amend-
                               or       Amend-    Amend-    cise     ment
Name                  Date  Amended*     ment      ment     Price   (Years)

Herbert F.           8/5/02  47,437     $0.86     $5.60     $0.86     4.6
    Imhoff, Jr.      8/5/02  18,975      0.86      5.14      0.86     6.2
Chairman and Chief   8/5/02  34,500      0.86      4.35      0.86     7.1
Executive Officer,   8/5/02  25,000      0.86      3.38      0.86     8.3
and President and
Chief Operating
Officer

Marilyn L. White     8/5/02   9,913     $0.86     $3.14     $0.86     3.2
Vice President       8/5/02  10,910      0.86      5.90      0.86     4.2
                     8/5/02   9,487      0.86      5.60      0.86     4.6
                     8/5/02   9,487      0.86      5.14      0.86     6.2
                     8/5/02  11,500      0.86      4.35      0.86     7.1
                     8/5/02  10,000      0.86      3.38      0.86     8.3

Gregory Chrisos      8/5/02  21,821     $0.86     $5.90     $0.86     4.2
Vice President       8/5/02   9,487      0.86      5.60      0.86     4.6
                     8/5/02   9,487      0.86      5.14      0.86     6.2
                     8/5/02  11,500      0.86      4.35      0.86     7.1
                     8/5/02  10,000      0.86      3.38      0.86     8.3

Kent M. Yauch        8/5/02  10,910     $0.86     $5.90     $0.86     4.2
Vice President,      8/5/02  10,095      0.86      5.60      0.86     4.6
Chief Financial      8/5/02   5,692      0.86      5.14      0.86     6.2
Officer and          8/5/02   5,750      0.86      4.35      0.86     7.1
Treasurer            8/5/02   7,500      0.86      3.38      0.86     8.3

Nancy C.             8/5/02   2,289     $0.86     $3.14     $0.86     3.2
    Frohnmaier       8/5/02  10,910      0.86      5.90      0.86     4.2
Vice President       8/5/02  10,095      0.86      5.60      0.86     4.6
and Corporate        8/5/02   5,692      0.86      5.14      0.86     6.2
Secretary            8/5/02   5,750      0.86      4.35      0.86     7.1
                     8/5/02   7,500      0.86      3.38      0.86     8.3


* These previously issued options were surrendered to the Company for cancellation, and in exchange, options were granted to Mr. Imhoff, Jr., Ms. White, Mr. Chrisos, Mr. Yauch and Ms.
  Frohnmaier for a total of 102,193 shares, 51,098 shares, 46,640 shares, 29,444 shares and 31,733 shares, respectively.

                                9


Performance Graph

  The following graph compares the cumulative total return of the Company's Common Stock with that of a Peer Group Index and the Russell 2000 Index. The graph assumes an investment of $100 on September 30, 1997 and that all dividends were reinvested.

  The Peer Group consists of Alternative Resources Corporation,
Comforce Corporation, Headway Corporate Resources, Inc., K-force,
Inc. and SOS Staffing Services, Inc.


                  Total Return to Shareholders
              (Assumes $100 Investment on 9/30/97)

                (PERFORMANCE GRAPH APPEARS HERE)

Total Return Analysis
                    9/30/97   9/30/98   9/30/99   9/30/00   9/30/01   9/30/02

General Employment  $100.00    $55.26    $45.92   $ 41.16    $23.46    $11.83
Peer Group          $100.00    $86.95    $30.73   $ 13.95    $17.70    $11.22
Russell 2000        $100.00    $82.21    $92.93   $114.86    $89.20    $79.81

                               10


      REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                    ON EXECUTIVE COMPENSATION

  The Compensation and Stock Option Committee is responsible for reviewing and recommending to the Board for approval, the compensation plans for the Company's Chief Executive Officer and Chief Operating Officer. This compensation review and evaluation considers the executive's performance and contributions, and in doing so, compares the overall performance of the Company with others in its industry, while also taking into account general economic and competitive conditions. The Committee also administers the Company's stock option plans and reviews and approves stock option grants to executive officers and other employees of the Company.

  The Chief Executive Officer establishes compensation programs covering the other executive officers of the Company, and the Committee reviews these programs on an annual basis.

  It is the goal of the Company's compensation programs to establish compensation levels that will enable the Company to retain talented individuals and motivate them to achieve stated objectives while providing them with competitive compensation opportunities based on their personal performance and contributions to the Company's success. To achieve this, the Company has compensation programs for its executive officers that consist of three primary components: base salary, annual performance bonus and long-term incentives.

Base Salary

  Salaries for executive officers are reviewed on an annual basis, and discretionary adjustments to each executive officer's base salary are based upon the individual's performance and overall performance of the Company as a whole. No quantifying surveys or measurable statistics were utilized in determining executive compensation for fiscal 2002. While it is believed that in fiscal 2002 the executive officers of the Company were compensated at levels comparable to their peers in other service and staffing businesses of similar size, in order to assist with cost containment efforts, as of August 1, 2002 the executive officers of the Company voluntarily reduced their salaries.

Annual Performance Bonus

  An executive bonus plan which was established for the Chief Executive Officer in October 2001 provided a bonus formula based upon: 1) the achievement of certain profit goals for the Company and, 2) the level of performance improvement. In addition, the Company had similar bonus plans in effect during fiscal 2002 covering Ms. White and Mr. Chrisos, under which these executives were eligible to receive a bonus based upon their respective region's profits that exceeded specified levels. Under the established bonus formulas, no bonuses were earned by any named executive officer for 2002.

Long-Term Incentives

  As of January 1, 2002, the Company adopted a deferred compensation plan covering the executive officers. The Committee determined that such a plan would be an important benefit to the executive officers to supplement retirement income, inasmuch as federal regulations impose limits on the amount that such individuals may contribute to the Company's 401(k) plan that are lower than for employees generally, and the Company does not provide any other retirement benefits. Under the plan, the Company contributes either 5% or 10% of the participant's base salary to a trust under a defined contribution arrangement. The participants direct the investments of the trust, and the Company does not guarantee investment performance. Participant account balances are payable upon retirement or termination from the Company, subject to certain vesting requirements.

  As an additional incentive to improve performance, executive officers of the Company, including the Chief Executive Officer, may be granted stock options from time to time. Stock options are granted by the Committee and have an exercise price equal to the fair market value of the Company's common stock on the date of grant, and thus reward the recipient only if the Company's stock price appreciates above the price on the date of grant.

                               11


Repricing of Stock Options

  In September 2002, the Company completed a tender offer, in which the executive officers participated, to exchange outstanding stock options having an exercise price of $3.00 per share or more for new options having an exercise price of $0.86 per share, which was equal to the fair market value of the Company's Common Stock on the date of grant. This action was taken because the Committee recognized that many of the Company's employees held stock options that were significantly higher than the trading price of the Company's stock, which was depressed due to national business and economic conditions substantially beyond the control of the Company and its management. The intent of the exchange offer was to provide the employees, including the executive officers, with an enhanced, long-term incentive.


Compensation of the Chairman of the Board and Chief Executive Officer

  In determining the base salary for Herbert F. Imhoff, Jr., the Company's Chairman of the Board and Chief Executive Officer, the
Committee considered the compensation levels for comparable positions with other publicly-traded staffing companies.

  Mr. Imhoff, Jr.'s base salary for fiscal 2002 was $450,000. Effective August 1, 2002, he voluntarily reduced his base salary by 20%. Mr. Imhoff, Jr. had a bonus plan for fiscal 2002 which was based upon the Company achieving certain performance levels for the year. Since the specific goals were not achieved, Mr. Imhoff, Jr. received no bonus award during fiscal 2002. No new stock options were awarded to Mr. Imhoff, Jr. during fiscal 2002 other than those granted under the terms of the stock option exchange program.


Compensation and Stock Option Committee of the Board of Directors
                Sheldon Brottman, Committee Chair
                         Dennis W. Baker
                        Delain G. Danehey
                       Joseph F. Lizzadro


                      INDEPENDENT AUDITORS

  Ernst & Young LLP, independent auditors, have been auditors of the Company since 1985 and have been selected by the Board of Directors of the Company to serve as independent auditors for the Company for the year ending September 30, 2003.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire to do so.

  The following table shows the fees billed for the 2002 fiscal year:

     Audit fees                                      $58,100
     Financial information systems
       design and implementation fees                $     -
     All other fees (Consists of retirement
       plan audit and consultations on accounting
       and tax matters.)                             $17,970

  In making its recommendation to appoint Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2003, the Audit Committee considered whether the provision of nonaudit services described above is compatible with maintaining their independence.

                               12


     REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

  The Audit Committee has reviewed and discussed with the Company's management the audited financial statements of General Employment Enterprises, Inc. for the year ended September 30, 2002. In addition, the Audit Committee has discussed with Ernst & Young LLP, the independent auditors of the Company, with and without management present, the results of their examination of the financial statements. These discussions included the independent auditors' evaluations of the Company's internal controls, accounting policies, accounting estimates and any proposed adjustments arising from their audit of the financial statements.

  The Audit Committee has received and discussed a written communication required by Independence Standards Board Standard
No. 1 from Ernst & Young LLP regarding their independence from the Company.

  Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, for filing with the Securities and Exchange Commission.

  The Audit Committee has also discussed with representatives of Ernst & Young LLP their proposal to serve as independent auditors of the Company for the year ending September 30, 2003, and based on these discussions, the Committee recommended that the Board of Directors approve the selection of Ernst & Young LLP.


            Audit Committee of the Board of Directors
               Delain G. Danehey, Committee Chair
                         Dennis W. Baker
                        Sheldon Brottman
                       Joseph F. Lizzadro


                          OTHER MATTERS

Proposals of Shareholders

  In order to be considered for inclusion in the Proxy Statement for the 2004 Annual Meeting of Shareholders, any shareholder proposal to take action at that meeting must be received by the Company at its address hereinabove, on or before September 19, 2003. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

  In addition, any shareholder wishing to bring business before an annual meeting must comply with certain provisions in the Company's By-Laws. The Company's By-Laws establish an advance notice procedure with regard to certain matters to be brought before an annual meeting of shareholders of the Company other than by or at the direction of the Board of Directors of the Company. Such notice generally must be delivered to or mailed to and received by the Secretary of the principal executive offices of the Company not less than 30 days nor more than 60 days before the meeting. The shareholder must also comply with certain other provisions set forth in the Company's By-Laws relating to the bringing of business before an annual meeting. For a copy of the Company's By-Laws, which includes the provisions relating to the bringing of business before an annual meeting, an interested shareholder should contact the Secretary of the Company, in writing, at Oakbrook Terrace Tower, One Tower Lane, Suite 2100, Oakbrook
Terrace, Illinois 60181.

                               13


Manner and Costs of Solicitation

  The cost of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by the use of mail, but certain officers and regular employees of the Company or its subsidiary, without additional compensation, may use their personal efforts by telephone or otherwise, to obtain proxies.


Availability of Form 10-K

  The Company will furnish, upon request and without charge to each record or beneficial owner of its securities from whom it solicits proxies, a copy of its current annual report on Form 10-K including the financial statements and financial schedules thereto, filed with the Securities and Exchange Commission. Requests should be in writing and addressed to:

                    Investor Relations Department
                    General Employment Enterprises, Inc.
                    Oakbrook Terrace Tower
                    One Tower Lane, Suite 2100
                    Oakbrook Terrace, Illinois  60181
                    or E-mail to invest@genp.com


Other Business

  At the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those stated above, that may be brought before the meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  SHAREHOLDERS
WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR
SHARES TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE
ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.  NO
POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

  Directions to the location of this year's Annual Meeting can be obtained by contacting the Company's Investor Relations
Department at the above address or by calling (630) 954-0495.

                                   By Order of the Board of Directors



                                   Nancy C. Frohnmaier
                                   Secretary

Oakbrook Terrace, Illinois

                               14




                           APPENDIX A


            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
             OF GENERAL EMPLOYMENT ENTERPRISES, INC.
     One Tower Lane, Suite 2100, Oakbrook Terrace, IL 60181

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of GENERAL EMPLOYMENT ENTERPRISES, INC. hereby appoints HERBERT F. IMHOFF, JR. and SHELDON BROTTMAN, and each of them, as the proxies (with full power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on February 24, 2003 and any adjournment thereof. If a vote is not specified, said proxies will vote FOR election of directors.

1. Election of Directors, Nominees:
   D. W. Baker, S. Brottman, D. G. Danehey, H. F. Imhoff, Jr.,
   J. F. Lizzadro, K. M. Yauch

                          For, except vote withheld
FOR ___   WITHHOLD ___    from the following nominee(s): ____________

2. In their discretion, in the transaction of such other business as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes with an "X" but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendation.

Please sign and date on the reverse side, and mail this proxy in the enclosed envelope as promptly as possible.


This proxy when properly executed will be voted as directed. If no direction is made, this proxy will be voted FOR the election of Directors. This proxy confers on the proxy holders the power of cumulative voting and the power to vote cumulatively for less than all of the nominees as described in the accompanying proxy statement.

  The Board of Directors recommends a vote FOR the election of Directors.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              __________________________________

                              __________________________________
                              SIGNATURE(S)

                              DATED:_______________________, 2003
                                     (PLEASE INSERT DATE)